EXHIBIT 16.1

                   [LETTERHEAD OF PRICEWATERHOUSE COOPERS LLP]



March 29, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Salomon Smith Barney Holdings Inc. (the "Company"), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated March 29, 2001. We agree with the statements concerning our firm under the heading "Changes in Registrant's Certifying Acountant" in such Form 8-K/A.


Very truly yours,

/s/ PricewaterhouseCoopers LLP